EXHIBIT 23.6

                   CONSENT OF JOSEPH DECOSIMO AND COMPANY, LLP

     We consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Amendment No. 1 to Registration Statement No. 333-102037 of First Security Group, Inc. on Form S-4 of our report dated January 23, 2002, except for note 20 as to which the date is March 13, 2002, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.



                               /s/  JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
February 6, 2003



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